Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
320 S. CANAL STREET	FIRM/AFFILIATE OFFICES
CHICAGO, ILLINOIS 60606
TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com	BOSTON HOUSTON LOS ANGELES NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON ABU DHABI BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SINGAPORE TOKYO TORONTO

April 24, 2026

GAMCO Natural Resources, Gold & Income Trust

One Corporate Center
Rye, New York 10580

Re:	GAMCO Natureal Resources, Gold & Income Trust — Offering of Common Shares

Ladies and Gentlemen:

We have acted as special United States counsel to GAMCO Natureal Resources, Gold & Income Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 1,000,000 shares (the “Shares”) of common shares of beneficial interest, par value $0.001 per share of the Trust (the “Common Shares”), pursuant to the Sales Agreement, dated April 22, 2026 (the “Sales Agreement”), between the Trust and G.research, LLC.

This opinion letter is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the notification of registration on Form N-8A (File No. 811-22216) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on July 18, 2008;

(ii) the registration statement on Form N-2 (File Nos. 333-276020 and 811-22216) of the Trust relating to the Common Shares and other securities of the Trust, filed with the Commission on December 13, 2023, under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations (such registration statement, as so amended and at the time it became effective, being hereinafter referred to as the “Registration Statement”);

GAMCO Natural Resources, Gold & Income Trust
April 24, 2026

(iii) the prospectus and Statement of Additional Information of the Trust, each dated February 5, 2024, in the form filed with the Commission on April 24, 2025 pursuant to Rule 424(b) of the Securities Act Rules and Regulations;

(iv) the prospectus supplement of the Trust, dated April 24, 2026, relating to the offering of the Shares, in the form filed with the Commission on April 24, 2026 pursuant to Rule 424(b) of the Securities Act Rules and Regulations;

(v) an executed copy of a certificate of Peter Goldstein, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi) a copy of the Trust’s Certificate of Trust certified by the Secretary of State of the State of Delaware as of April 24, 2026, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (the “Certificate of Trust”);

(vii) a copy of the Trust’s Agreement and Declaration of Trust, by the Board of Trustees of the Trust, dated as of August 15, 2008, as amended by Certificates of Amendment to the Trust’s Agreement and Declaration of Trust, dated December 1, 2011 and March 28, 2014, by the Board of Trustees of the Trust, certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (as so amended, the “Declaration of Trust”);

(viii) a copy of the Trust’s Second Amended and Restated By-Laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (the “By-Laws”);

(ix) copies of certain resolutions of the Board of Trustees of the Trust adopted on August 24, 2023 and April 21, 2026, relating to the registration of the Common Shares, the Shares and related matters, certified pursuant to the Secretary’s Certificate;

(x) a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xi) an executed copy of the Sales Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

GAMCO Natural Resources, Gold & Income Trust
April 24, 2026

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Sales Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Organizational Documents” means the Certificate of Trust, the Declaration of Trust and the By-Laws.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when the Shares are issued and sold in accordance with the provisions of the Sales Agreement upon payment of the consideration therefor determined by the Board of Trustees, the Shares will be validly issued and fully paid and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except as provided in Article VIII, Section 2 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.

In addition, in rendering the foregoing opinions we have also assumed that:

(a) the Organizational Documents constitute the only governing instruments, as defined under the DSTA, of the Trust;

(b) the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA;

(c) (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing, and (iii) no grounds exist for the revocation or forfeiture of the Certificate of Trust; and

(d) any Shares issued and sold pursuant to the Sales Agreement are sold at a price that is not below either (i) the par value per Common Share or (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

GAMCO Natural Resources, Gold & Income Trust
April 24, 2026

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and “General Information—Legal Matters” in the statement of additional information forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH